Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:	Anu Ahluwalia
(212) 299-2439

NYMEX ANNOUNCES FINAL, CERTIFIED BOARD ELECTION RESULTS

NEW YORK, N.Y., May 4, 2006 — The New York Mercantile Exchange, Inc. today announced the final, certified results of the NYMEX Holdings, Inc. 2006 board of directors election.

Richard Schaeffer, who was elected chairman, served as vice chairman of the Exchange since 2004. He was treasurer from 1993 to 2004, an executive committee member since 1992, a member of the board of directors since March 1990, and a member of the Exchange since 1981. A University of Maryland graduate, he served as executive director of global energy futures for ABN Amro for 19 years and has been a conferring member on behalf of the company and its predecessor, Chicago Corp. Inc., since 1987 on all of the New York commodity exchanges. Mr. Schaeffer is chairman of the NYMEX Charitable Foundation and also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

Robert Halper, who was elected vice chairman, previously served on the NYMEX board of directors from 2000 until 2001. He began his career in commodities as a floor clerk and purchased a NYMEX Division membership in 1983, when he began trading as a local in heating oil futures. Mr. Halper is the president and sole proprietor of HPR Commodities, a NYMEX Division member firm. Mr. Halper holds a bachelors degree in economics from the State University of New York at Binghamton.

Neil Citrone, an Exchange member since 1995, was elected to the futures commission merchant category. He is currently the managing director of Pioneer Futures, Inc. and manages the Pioneer Division of Man Financial. He has been employed by Pioneer since 1990, where his responsibilities have included managing the clearing functions, overseeing customer activity, and providing leadership toward the growth of the firm. Mr. Citrone served on the board of directors from 1997 through 2001, and, in 2000, he also served on the executive committee and as the corporate secretary.

Stephen Ardizzone, was reelected to the board in the floor broker category. He began his career as a COMEX Division clerk from 1981 to 1983. He subsequently moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney before forming his own brokerage operation, Zone Energy. In 2002, Mr. Ardizzone and his brother founded Bluefin Energy Trading, currently a member firm. Mr. Ardizzone has been active on various committees of the board of directors for the last 20 years.

David Greenberg was re-elected to his third term as a member of the board of directors. He has served as the president of Sterling Commodities Corp. since 1996. He has been a NYMEX Division member since 1990 and a COMEX Division member since 1988. Mr. Greenberg serves as a member of the Board of Trade of the City of New York, Inc. and

as a director of the Commodity Floor Brokers and Traders Association and the Futures and Options for Kids charity. A graduate of Syracuse University, he sits on the board of directors of Suffield Academy in Suffield, Connecticut.

Frank Siciliano, who was elected a representative at-large, began his career at COMEX in 1974 as assistant to the president. He rose to senior vice president and chief operating officer of COMEX. In 1981, Mr. Siciliano began his trading career on the floor of COMEX, and in 1985, he became a member of the NYMEX Division. In 2006, he started a brokerage company, GASO Brokerage, Inc. Mr. Siciliano received a bachelor of arts and masters in economics from Pace University.

Melvyn Falis was re-elected to his third term as a public director. He has been a partner in Gusrae, Kaplan, Bruno & Nusbaum, PLLC, since 1987. He was a public member of the board of directors of the New York Futures Exchange, and, since 1999, has served as a public member of the board of directors of the Commodity Floor Brokers and Traders Association. Mr. Falis has served as co-chairman of the International Advisory committee and co-vice chairman of the Institutional Money Management Advisory committee. He served as general counsel of NYMEX from 1977 to 1983 and was a principal author of the NYMEX heating oil futures contract.

Robert Steele served as a public director from 1988 to 1994 and was re-appointed to the board in 1999. A former banker, he has been vice chairman of the John Ryan Company since 1996 and was a director of the Merlin Retail Financial Center from 1994 to 2005. He is a public director of the American Stock Exchange and a director of NLC Mutual Insurance Company, and he was chairman of publicly listed Moore Medical Corporation prior to its recent sale. Mr. Steele was a U.S. Congressman (Second District, CT 1970-1974). He served as a Soviet Affairs specialist in the Central Intelligence Agency, and was a visiting lecturer in government at the United States Coast Guard Academy. He is the recipient of an honorary Doctor of Laws degree from Sacred Heart University in Connecticut. Mr. Steele is a graduate of Amherst College and earned a masters in government and the Certificate of the Russian Institute from Columbia University.

Dennis Suskind, who was elected as a public director, has served as a vice chairman of NYMEX, vice chairman of COMEX, a member of the board of directors of Futures Industry Association, a member of the board of directors of the International Precious Metals Institute, chairman of the Financial Times International Gold Conferences, and a member of the boards of the Gold and Silver Institutes in Washington. In 2005, Mr. Suskind was elected to the Futures Industry Association’s Hall of Fame. He currently serves as president of the board of directors of the Arthur Ashe Institute for Urban Health, President of the Hampton Classic Horse Show, a board member of Bridgehampton National Bank and the United Equity Fund. He is also president of the Board of the Stein Ericksen Lodge in Deer Valley, Utah.

Thomas Gordon, who was elected to his first term in the local category, began his career at NYMEX in 1980. He worked for several brokerage firms in the capacity of runner, phone clerk, associated person, discretionary trader, floor broker, supervisor and analyst. He became a NYMEX Division member in 1983, and, in 1984, Mr. Gordon joined Bay

Area Petroleum and subsequently became vice president and partner. He left Bay Area Petroleum in 1990 and became a local trader. He serves on the adjudication, finance and floor committees, as well as the investment sub-committee of the finance committee.

A. George Gero, who was re-elected as a trade representative, is a senior vice president of RBC Dain Rauscher and a vice president of Global Futures at RBC Capital Markets. Mr. Gero was a senior vice president of Legg Mason Wood Walker, Inc. until December 2005. He has held various positions with the futures division of Prudential Securities Inc. from 1981 to 2003. Mr. Gero first served as an Exchange board member in 1976. He became an Exchange member in 1966 and has been a member of COMEX since 1976, the American Stock Exchange since 1995, the New York Board of Trade since 1984, and the Philadelphia Stock Exchange since 2003.

Harvey Gralla was re-elected as an equity holder representative. He began his career in the life insurance field and received a chartered life underwriter degree. In 1980, Mr. Gralla changed careers and became a member of NYMEX, where he traded for 17 years. In addition to being an equity holder, Mr. Gralla is an active off-the-floor trader in NYMEX energy products. Mr. Gralla is also a member of the Board of Trade of the City of New York, Inc.

Daniel Rappaport was elected as an equity holder representative. He served as chairman of the board of NYMEX from 1993 through March 2001, during which time he led NYMEX through the merger with COMEX, relocated the Exchange to its new headquarters facility and led NYMEX from a not-for-profit company to a demutualized for-profit corporation. Mr. Rappaport was first elected to the NYMEX board in 1986. Mr. Rappaport currently serves as the managing partner of a fund of funds. He was appointed by the U.S. Secretary of Energy to serve as a member of the National Petroleum Council, and he was also appointed to serve as a member of the U.S. Commodity Futures Trading Commission Global Markets Advisory Committee. He also served as a board member of the Futures Industry Institute and as a member of the Board of Trustees of New York Law School. He has a juris doctor degree from the New York Law School, holds a master of business administration from Baruch College and is a graduate of Syracuse University.

James Newsome, NYMEX president and chief executive officer, was also elected to the board. He has been the president of the NYMEX since August 2004 and chief executive officer since March 14. Prior to joining NYMEX, Dr. Newsome was appointed by President George W. Bush and served as chairman of the Commodity Futures Trading Commission, upon U.S. Senate confirmation in December 2001. He had been a Commissioner of the CFTC since August 1998 and during his tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force. He serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange Limited. Dr. Newsome is a director of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited.

William Ford, president of General Atlantic, also serve as members of the board of directors. He is president and a managing director of General Atlantic LLC, a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. He has been with General Atlantic since 1991. Mr. Ford was appointed to the board of directors on March 14, in accordance with the terms of the stock purchase agreement. Mr. Ford is also a director of Computershare Limited and NYSE Group, Inc. He received a master of business administration from the Stanford Graduate School of Business and a bachelor of arts degree in economics from Amherst College.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.